Exhibit 5.1
March 11, 2024
Crescent Energy Company
600 Travis Street, Suite 7200
Houston, Texas 77002
Ladies and Gentlemen:
We have acted as counsel for Crescent Energy Company, a Delaware corporation (the “Company”), and certain of its subsidiaries with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale by Independence Energy Aggregator L.P. (the “Selling Stockholder”), holder of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of an aggregate 13,800,000 shares of Class A Common Stock (the “Shares”), pursuant to the Underwriting Agreement, dated March 6, 2024 (the “Underwriting Agreement”), by and among the Company, the Selling Stockholder and the several underwriters named in Schedule A thereto (collectively, the “Underwriters”). The Shares are issued only upon the redemption of an equal number of common units representing limited liability company interests in Crescent Energy OpCo LLC, a Delaware limited liability company and a subsidiary of the Company (“OpCo”), together with the cancellation of an equal number of shares of the Company’s Class B common stock, par value $0.0001 per share, to be offered and sold by the Selling Stockholder.
The Shares have been offered for sale pursuant to a prospectus supplement, dated March 6, 2024 (the “Prospectus Supplement”), and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on March 8, 2024, to a prospectus dated March 6, 2024 (such prospectus, as amended and supplemented by the Prospectus Supplement, the “Prospectus”) that constitutes a part of the Company’s Registration Statement on Form S-3ASR (Registration No. 333-277702), filed with the Commission on March 6, 2024 (the “Registration Statement”), which Registration Statement became immediately effective upon filing with the Commission.
We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus forming a part of the Registration Statement; (iii) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company; (iv) the Amended and Restated Limited Liability Company Agreement of OpCo, dated as of December 7, 2021 (the “OpCo LLCA”); (v) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement; and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Vinson & Elkins LLP Attorneys at Law	845 Texas Avenue, Suite 4700
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March 11, 2024

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), is effective and complies with all applicable laws; (vii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934; (viii) the Prospectus Supplement complies with all applicable laws; (ix) all Shares have been sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus and any applicable prospectus supplement; and (x) the Underwriting Agreement has been duly authorized and validly executed and delivered by the Selling Stockholder and the Underwriters. We express no opinion as to the requirements of or compliance with federal or state securities laws or regulations.
Based upon and subject to the foregoing, it is our opinion that the Shares are validly issued, fully paid and nonassessable.
The opinions expressed in this letter are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinions to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. We do not express any opinions as to the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K. We also consent to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.